Exhibit 2
NISSIN CO., LTD. (8571)
Monthly Data for February 2006
The figures herein are based on Japanese GAAP, are unaudited and may be subject to revision.

NIS Group’s Main Operating Assets

	(amount in thousands of yen)
	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Total assets for SMEs	113,421,127	114,171,141	116,051,175	121,195,752	126,497,187	128,881,138	139,748,209	152,892,620	170,256,792	172,379,735	181,583,218

*	Assets for SMEs are the sum of the assets below less total loans to consumers, purchased loans receivable and real estate for sale.

	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Total number of accounts	82,614	82,405	82,319	82,266	82,207	80,175	80,179	80,087	79,982	79,800	79,462
Total loans to business owners	42,369	42,349	42,369	42,409	42,445	41,423	41,504	41,462	41,565	41,514	41,386
Small business owner loans	24,287	24,122	24,049	24,011	23,943	23,376	23,299	23,212	23,187	23,058	22,909
Business Timely loans	17,574	17,720	17,819	17,875	17,978	17,517	17,657	17,702	17,772	17,852	17,874
Secured loans	389	401	408	413	426	432	454	458	480	492	491
Notes receivable	119	106	93	110	98	98	94	90	126	112	112
Total loans to consumers	40,245	40,056	39,950	39,857	39,762	38,752	38,675	38,625	38,417	38,286	38,076
Wide loans	31,118	30,790	30,506	30,291	30,063	29,450	29,245	29,053	28,710	28,457	28,223
Consumer loans	9,127	9,266	9,444	9,566	9,699	9,302	9,430	9,572	9,707	9,829	9,853

	(amount in thousands of yen)
	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Total loans receivable	149,248,323	148,778,547	149,815,421	153,917,360	158,068,727	158,851,935	168,716,430	180,735,296	196,625,362	197,947,933	206,305,609
Total loans to business owners	99,327,854	99,541,254	101,047,419	105,441,665	109,922,587	111,451,338	121,813,827	134,387,083	151,071,703	152,876,127	161,463,095
Small business owner loans	58,702,429	57,800,699	58,242,833	58,155,021	59,259,177	58,636,526	59,759,475	59,530,698	60,560,792	60,327,901	64,195,799
Business Timely loans	21,274,655	22,044,701	22,783,347	23,265,370	23,854,386	23,693,095	24,184,173	24,594,689	25,015,381	25,515,522	25,881,400
Secured loans	19,121,781	19,496,882	19,854,550	23,834,853	26,652,528	28,968,200	37,714,486	50,133,270	65,277,607	66,831,637	71,194,392
Notes receivable	228,988	198,970	166,687	186,419	156,495	153,516	155,692	128,424	217,921	201,066	191,502
Total loans to consumers	49,920,468	49,237,293	48,768,002	48,475,695	48,146,139	47,400,596	46,902,602	46,348,213	45,553,658	45,071,805	44,842,514
Wide loans	47,063,603	46,335,153	45,807,888	45,468,724	45,092,827	44,444,873	43,897,824	43,297,721	42,461,240	41,945,579	41,703,238
Consumer loans	2,856,865	2,902,140	2,960,114	3,006,971	3,053,312	2,955,723	3,004,777	3,050,491	3,092,417	3,126,226	3,139,276

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

	(amount in thousands of yen)
	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Assets held for leases and installment loans	6,184,274	6,369,964	6,528,756	6,799,737	7,190,600	7,547,970	7,689,431	7,949,942	8,230,088	8,279,886	8,687,635

*	Assets held for leases and installment loans are mainly assets of NIS Lease Co., Ltd.
*	Installment loans represent the amounts of total installment loans less the amounts of unrealized revenue from installment loans.

	(amount in thousands of yen)
	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Purchased loans receivable and real estate for sale	16,586,692	16,357,690	16,220,129	17,665,939	19,157,542	18,491,246	19,278,615	19,043,832	20,491,613	21,872,151	21,496,198

*	Purchased loans receivable and real estate for sale are mainly assets of Nissin Servicer Co., Ltd. and NIS Property Co., Ltd.

	(amount in thousands of yen)
	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Guaranteed loans outstanding	7,908,000	8,259,000	8,475,000	8,954,000	9,384,000	9,881,000	10,244,000	10,555,000	10,955,000	1,122,300	11,432,000
Sanyo Club	4,393,000	4,606,000	4,802,000	5,035,000	5,303,000	5,627,000	5,818,000	6,103,000	6,244,000	6,468,000	6,644,000
Shinsei Business Finance	3,063,000	3,024,000	3,023,000	3,094,000	3,138,000	3,194,000	3,155,000	3,220,000	3,291,000	3,208,000	3,187,000
Chuo Mitsui Finance Service	95,000	166,000	145,000	235,000	293,000	321,000	451,000	409,000	485,000	505,000	727,000
Accounts receivable guaranteed	356,000	462,000	504,000	588,000	648,000	738,000	818,000	821,000	933,000	1,041,000	873,000

*	Amounts for guaranteed loans outstanding include accrued interest and are rounded down to the nearest million yen.
*	Receivable of small business owner loans in August has revised. (59,259,181 —> 59,259,177)

Trend in Number of Applications, Number of Approvals and Approval Ratio by Product

	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Total
Small business owner loans
Applications	1,216	1,289	1,617	1,465	1,592	1,380	1,351	1,422	1,589	1,251	1,330		15,502
Approvals	404	309	413	389	412	342	325	334	448	272	319		3,967
Approval ratio	33.22%	23.97%	25.54%	26.55%	25.88%	24.78%	24.06%	23.49%	28.19%	21.74%	23.98%		25.59%
Business Timely loans
Applications	2,241	2,530	2,434	1,732	1,490	1,715	1,860	1,400	1,374	1,137	1,239		19,152
Approvals	1,673	2,142	1,855	1,418	1,328	1,300	1,410	1,195	1,210	970	1,080		15,581
Approval ratio	74.65%	84.66%	76.21%	81.87%	89.13%	75.80%	75.81%	85.36%	88.06%	85.31%	87.17%		81.35%
Secured loans
Applications	65	67	116	97	87	113	115	121	106	101	114		1,102
Approvals	23	25	38	30	39	41	43	38	51	29	38		395
Approval ratio	35.38%	37.31%	32.76%	30.93%	44.83%	36.28%	37.39%	31.40%	48.11%	28.71%	33.33%		35.84%
Notes receivable
Applications	50	21	39	45	48	49	39	41	78	34	35		479
Approvals	34	21	23	37	28	26	31	22	50	26	33		331
Approval ratio	68.00%	100.00%	58.97%	82.22%	58.33%	53.06%	79.49%	53.66%	64.10%	76.47%	94.29%		69.10%
Wide loans
Applications	6,536	7,395	6,930	6,040	7,254	7,216	6,227	6,096	5,254	6,252	5,635		70,835
Approvals	380	278	340	350	388	353	322	323	279	266	388		3,667
Approval ratio	5.81%	3.76%	4.91%	5.79%	5.35%	4.89%	5.17%	5.30%	5.31%	4.25%	6.89%		5.18%
Consumer loans
Applications	2,519	3,014	2,861	2,932	3,176	3,302	3,011	2,703	2,460	2,778	1,091		29,847
Approvals	502	494	552	490	509	491	491	463	492	392	347		5,223
Approval ratio	19.93%	16.39%	19.29%	16.71%	16.03%	14.87%	16.31%	17.13%	20.00%	14.11%	31.81%		17.50%

*1	The figures include applications and approvals through tie-up companies. Additionally, the definition of “Applications” has been altered with the introduction of new systems since April 2005 and are displayed as the number of accepted applications at loan offices.

*2	The number of approvals of Business Timely and consumer loans includes the number of approved cardholders, which includes credit lines with zero balances.

*3	Certain figures for “Applications”, “Approvals”, and “Approval ratio” from August onwards have revised.

Newly Contracted Accounts and Loan Amounts by Application Channel
February 2005

	(amount in thousands of yen)
	Small business owner loans		Business Timely loans		Secured loans		Notes receivable		Wide loans		Consumer loans		Total
Application	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
OEM channels	87	411,600	288	293,220	2	40,000	0	0	0	0	35	11,785	412	756,605
Other	232	1,548,690	104	80,400	17	2,797,700	26	46,668	300	814,410	269	72,656	948	5,360,524

Total	319	1,960,290	392	373,620	19	2,837,700	26	46,668	300	814,410	304	84,441	1,360	6,117,129

February 2006

	(amount in thousands of yen)
	Small business owner loans		Business Timely loans		Secured loans		Notes receivable		Wide loans		Consumer loans		Total
Application	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
OEM channels	46	251,400	165	181,064	2	133,000	0	0	0	0	17	6,100	230	571,564
Other	186	5,018,050	178	216,852	27	7,000,776	7	13,217	369	1,139,380	158	49,887	925	13,438,164

Total	232	5,269,450	343	397,916	29	7,133,776	7	13,217	369	1,139,380	175	55,987	1,155	14,009,728

*	“OEM channels” represent referrals from Sanyo Club Co., Ltd., Shinsei Business Finance Co., Ltd., Gulliver International Co., Ltd., USEN Corp. and Chuo Mitsui Finance Service Co., Ltd..

Month-End Number of Accounts and Balance of Loans Receivable by Application Channel
February 2005

	(amount in thousands of yen)
	Small business owner loans		Business Timely loans		Secured loans		Notes receivable		Wide loans		Consumer loans		Total
Application	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
OEM channels	1,646	5,596,518	4,273	5,538,848	10	127,402	2	5,300	9	19,634	1,436	464,673	7,376	11,752,377
Other	23,253	53,314,970	13,592	15,559,975	378	15,643,698	90	165,804	32,190	48,807,589	7,847	2,440,557	77,350	135,932,594

Total	24,899	58,911,489	17,865	21,098,823	388	15,771,100	92	171,104	32,199	48,827,223	9,283	2,905,230	84,726	147,684,972

February 2006

	(amount in thousands of yen)
	Small business owner loans		Business Timely loans		Secured loans		Notes receivable		Wide loans		Consumer loans		Total
Application	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
OEM channels	1,826	5,587,579	5,696	9,818,915	11	182,049	0	0	11	20,266	1,212	365,501	8,756	15,974,313
Other	21,083	58,608,219	12,178	16,062,485	480	71,012,343	112	191,502	28,212	41,682,971	8,641	2,773,774	70,706	190,331,296

Total	22,909	64,195,799	17,874	25,881,400	491	71,194,392	112	191,502	28,223	41,703,238	9,853	3,139,276	79,462	206,305,609

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

*	“OEM channels” represent referrals from Sanyo Club Co., Ltd., Shinsei Business Finance Co., Ltd., Gulliver International Co., Ltd., USEN Corp. and Chuo Mitsui Finance Service Co., Ltd.

Delinquent Loans by Default Days as of February 29, 2004, February 28, 2005 and 2006
February 29, 2004

	(amount in thousands of yen)
	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total
	Amount	%	Amount	%	Amount	%	Amount	%	Loans receivable
Small business owner loans	488,156	0.85	559,022	0.98	2,080,481	3.64	3,127,659	5.47%	57,147,046
Business Timely loans	208,429	1.10	163,944	0.87	441,157	2.33	813,532	4.31%	18,896,316
Secured loans	12,128	0.23	3,744	0.07	144,897	2.70	160,770	2.99%	5,369,652
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00%	423,117
Wide loans	489,255	0.83	441,789	0.75	1,731,628	2.94	2,662,674	4.53%	58,812,012
Consumer loans	526,624	1.42	341,011	0.92	757,183	2.05	1,624,819	4.39%	36,980,374

Total	1,724,594	0.97	1,509,511	0.85	5,155,349	2.90	8,389,455	4.72%	177,628,519

February 28, 2005

	(amount in thousands of yen)
	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total
	Amount	%	Amount	%	Amount	%	Amount	%	Loans receivable
Small business owner loans	459,207	0.78	418,753	0.71	2,501,453	4.25	3,379,414	5.74	58,911,489
Business Timely loans	145,686	0.69	148,023	0.70	461,885	2.19	755,595	3.58	21,098,823
Secured loans	32,566	0.21	295,155	1.87	211,140	1.34	538,863	3.42	15,771,100
Notes receivable	2,267	1.33	0	0.00	26,181	15.30	28,448	16.63	171,104
Wide loans	331,993	0.68	306,364	0.63	1,790,207	3.67	2,428,566	4.97	48,827,223
Consumer loans	29,264	1.01	32,310	1.11	68,887	2.37	130,461	4.49	2,905,230

Total	1,000,985	0.68	1,200,607	0.81	5,059,756	3.43	7,261,348	4.92	147,684,972

February 28, 2006

	(amount in thousands of yen)
	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total
	Amount	%	Amount	%	Amount	%	Amount	%	Loans receivable
Small business owner loans	465,810	0.73	298,119	0.46	2,809,495	4.38	3,573,425	5.57	64,195,799
Business Timely loans	196,352	0.76	168,833	0.65	564,318	2.18	929,504	3.59	25,881,400
Secured loans	57,842	0.08	128,483	0.18	139,620	0.20	325,947	0.46	71,194,392
Notes receivable	0	0.00	0	0.00	14,236	7.43	14,236	7.43	191,502
Wide loans	246,741	0.59	217,495	0.52	1,272,337	3.05	1,736,574	4.16	41,703,238
Consumer loans	43,020	1.37	45,126	1.44	95,355	3.04	183,502	5.85	3,139,276

Total	1,009,767	0.49	858,059	0.42	4,895,364	2.37	6,763,191	3.28	206,305,609

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

Month-End Breakdown of Borrowings and Borrowing Rates
Breakdown of borrowings by lender

	(amount in millions of yen)
	February 2005		February 2006		March 2005
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Indirect	88,381	69.02%	130,638	68.47%	100,855	75.00%
Bank	71,077	55.51%	113,400	59.44%	84,609	62.92%
Non-life insurance companies	1,897	1.48%	1,607	0.84%	1,716	1.28%
Other financial institutions	15,407	12.03%	15,630	8.19%	14,528	10.80%
Direct	39,667	30.98%	60,145	31.53%	33,614	25.00%

Total	128,048	100.00%	190,783	100.00%	134,469	100.00%

Borrowings by maturity

	(amount in millions of yen)
	February 2005		February 2006		March 2005
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Short-term loan	8,350	6.52%	54,300	28.46%	10,917	8.12%
Long-term loan	119,698	93.48%	136,483	71.54%	123,552	91.88%
Long-term loan within 1 year	59,137	46.18%	49,971	26.19%	53,874	40.06%
Long-term loan over 1 year	60,560	47.29%	86,512	45.35%	69,678	51.82%

Total	128,048	100.00%	190,783	100.00%	134,469	100.00%

Borrowing rates

	(%)
	February 2005	February 2006	March 2005
Indirect	2.00	1.51	1.97
Bank	1.97	1.50	1.89
Non-life insurance companies	2.35	2.06	2.35
Other financial institutions	2.08	1.52	2.38
Direct	1.69	0.79	1.30

Total	1.90	1.28	1.80

List of Investment Securities

	As of February 28, 2006
	(amount: Yen)
Listed Companies	Code	# of Shares	Share Price	Beg. Book Value	Share Price	Carrying Value	Difference
Venture Link Co., Ltd.	9609	12,285,400	200	2,457,080,000	393	4,828,162,200	2,371,082,200
IDU Co.	8922	5,200	198,758	1,033,544,000	452,000	2,350,400,000	1,316,856,000
For-side.com Co., Ltd.	2330	50,000	6,091	304,580,000	28,540	1,427,000,000	1,122,420,000
Xinhua Finance Ltd.	9399	114,717	63,288	7,260,260,511	67,800	7,777,812,600	517,552,089
Risk Monster Co., Ltd.	3768	1,500	83,333	125,000,000	350,000	525,000,000	400,000,000
Axell Corp.	6730	600	41,666	25,000,000	445,000	267,000,000	242,000,000
Cyber Communications Inc.	4788	500	102,532	51,266,250	369,000	184,500,000	133,233,750
Tosei Fudosan Co., Ltd.	8923	1,500	82,176	123,264,000	143,000	214,500,000	91,236,000
Gulliver International Co., Ltd.	7599	10,000	5,530	55,306,639	13,320	133,200,000	77,893,361
Tokushima Bank Ltd.	8561	122,971	592	72,895,869	917	112,764,407	39,868,538
Gamepot Inc.	3792	30	24,335	730,050	420,000	12,600,000	11,869,950
Fujitsu Business Systems Ltd.	8092	17,300	1,401	24,237,300	2,085	36,070,500	11,833,200
Tenpos Busters Co., Ltd.	2751	496	136,742	67,824,245	151,000	74,896,000	7,071,755
MOC Corp.	2363	800	165,000	132,000,000	171,000	136,800,000	4,800,000
Shinsei Bank Ltd.	8303	100,000	739	73,939,500	785	78,500,000	4,560,500
Aeria Inc.	3758	30	1,505,600	45,168,000	1,350,000	40,500,000	(4,668,000)
Shinyei Kaisha	3004	7,275,000	400	2,912,774,646	365	2,655,375,000	-257,399,646

Subtotal				14,764,871,010		20,855,080,707	6,090,209,697

Non-listed Companies and Others				Beg. Book Value		Carrying Value	Difference
Number of individual issues: 131				9,090,512,898		9,090,512,898	0

*Deemed securities are included.

Total				23,855,383,908		29,945,593,605	6,090,209,697

*	Above data represent investment securities held by Nissin Co., Ltd., except shares of Venture Link Co., Ltd. held by NIS Lease Co., Ltd.

Affiliates and Subsidiaries

	(amount: Yen)
Affiliates	Code	# of Shares	Share Price	Beg. Book Value	Share Price	Carrying Value	Difference
Webcashing.com Co., Ltd.		2,280	141,667	323,000,000	141,667	323,000,000	0
Shinsei Business Finance Co., Ltd.		500,000	500	250,000,000	500	250,000,000	0
Chuo Mitsui Finance Service Co., Ltd.		3,000	50,000	150,000,000	50,000	150,000,000	0

Consolidated Subsidiaries	Code	# of Shares	Share Price	Beg. Book Value	Share Price	Carrying Value	Difference
Nissin Servicer Co., Ltd.	8426	400,000	1,250	500,000,000	156,000	62,400,000,000	61,900,000,000
Aprek Co., Ltd.	8489	3,132,000	462	1,446,417,900	574	1,797,768,000	351,350,100
NIS Lease Co., Ltd.		18,000	50,000	900,000,000	50,000	900,000,000	0
NIS Property Co., Ltd.		2,200	50,000	110,000,000	50,000	110,000,000	0
Matsuyama Nissin Leasing (Shanghai) Co., Ltd.*		—	—	2,210,311,000	—	2,210,311,000	0
NIS Securities Co., Ltd.		7,036	541,606	3,810,767,000	541,606	3,810,739,920	-27,080
Other subsidiaries				117,623,711		117,623,711	0

Total				9,818,119,611		72,069,442,631	62,251,323,020

*	Beginning book value (US$20,000,000) of Matsuyama Nissin Leasing (Shanghai) Co., Ltd. is converted into yen.